LETTER AGREEMENT RELATING TO PETRO RESOURCES CORPORATION
AND HARRY LEE STOUT

This Letter Agreement (“Agreement”) by and between Petro Resources Corporation (“Petro Resources”) and Harry Lee Stout (“Stout”), evidences an agreement to enter employment with Petro Resources as of June 1, 2007.

Stout shall be employed as Chief Financial Officer and General Counsel reporting to the Chairman of the Board of Petro Resources. In consideration for Stout’s exclusive employment, the following compensation shall be paid:

a)	a base salary of $150,000 per year, to be pro-rated and paid on a monthly basis beginning the first business date of the month following employment;

b)
an annual cash/bonus program equal to 50% of base salary should all Board of Directors annual targets for Petro Resources be met, such to be adjusted depending on the achievement level accomplished by Petro Resources whether higher or lower;

c)	an initial grant of 25,000 shares restricted stock of Petro Resources to Stout as of June 1, 2007 with such shares vested as of the date of the grant;

d)
subsequent grants of an aggregate of 75,000 shares of restricted stock of Petro Resources to be granted to Stout, with 25,000 of such shares vesting annually on June 1 of 2008, June 1 of 2009 and June 1, 2010;

e)	An initial grant of 25,000 share options to acquire Petro Resources common stock based on the closing price of Petro Resources on June 1, 2007 with such options vested as of the date of the grant;

f)
Subsequent grants of an aggregate of 75,000 share options to acquire Petro Resources common stock based on the closing Price of Petro Resources on June 1, 2007, with 25,000 of such options vesting annually on June 1 of 2008, 2009, and 2010;

g)	Such other compensation as may be directed by the Board of Directors of Petro Resources.

This Agreement will be for a term of three years beginning on June 1, 2007 and expiring on May 31, 2010.

Agreed to and Accepted This 25th day of May 2007 /s/ Wayne P. Hall______ Wayne P. Hall Chief Executive Officer Petro Resources Corporation	Agreed to and Accepted This 25th day of May 2007 /s/ Harry Lee Stout Harry Lee Stout